Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) dated as of February 28, 2006, is by and among MIDWEST GRAIN PROCESSORS COOPERATIVE, an Iowa cooperative corporation, and MIDWEST GRAIN PROCESSORS, LLC, a Delaware limited liability company (each a “Borrower” and collectively, “Borrower”, as the context may require), the financial institutions listed on the signature pages hereof and each other financial institution that may hereafter become a party to the Loan Agreement in accordance with the provisions of the Loan Agreement (collectively, the “Lenders” and individually a “Lender”) and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as Agent for the Lenders and for the Issuer ( in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the “Loan Agreement”).

The Borrower has requested that the Lenders and the Agent (i) consent to the Borrower’s termination of that certain Midwest Grain Processors Cooperative Dry Distiller’s Grains and Wet Distiller’s Grains and Liquid Syrup Products Marketing Agreement dated October 4, 2001, with Commodity Specialists Company (the “CSC Marketing Agreement”), and (ii) make certain amendments to the Loan Agreement.

The Lenders and the Agent are willing to grant the Borrower’s requests subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Defined Terms. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Loan Agreement is amended by adding or amending, as the case may be, the following definitions:

‘“DDGS’ means dry distillers grain solutions.”

‘“WDGS’ means wet distillers grain solutions.”

2.        Consent to Termination of the CSC Marketing Agreement. The Agent and the Lenders hereby consent to the Borrower’s termination of the CSC Marketing Agreement.

3.        Latest Date for Final Term Loan Advance for the Iowa Project. Section 2.1.3 of the Loan Agreement is hereby amended by deleting the date “February 15, 2006” as it appears in the sixteenth line of Section 2.1.3 and by substituting therefore the date “April 30, 2006”.

4.        Risk Management Policies.  Section 4.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

   “4.7 Risk Management Policies. The Borrower shall have provided the Agent with copies of risk management policies and programs acceptable to the Agent in its sole discretion regarding the procurement of corn and for ethanol, DDGS and WDGS marketing. In the case of ethanol marketing, the Borrower shall have provided the Agent with copies of marketing agreements pursuant to which the Borrower shall have retained professional organizations experienced in the marketing of ethanol acceptable to the Agent.”

5.        Risk Management Policies. Article 7 of the Loan Agreement is hereby amended by adding the following new Section 7.15 immediately after existing Section 7.14:

   “7.15 Risk Management Policies. The Borrower shall at all times maintain risk management policies and programs acceptable to the Agent in its sole discretion regarding the procurement of corn and for ethanol, DDGS and WDGS marketing. In the case of ethanol marketing, the Borrower shall at all times maintain marketing agreements in place pursuant to which the Borrower shall retain professional organizations experienced in the marketing of ethanol acceptable to the Agent. With respect to DDGS and WDGS marketing, the Borrower shall be permitted to self-market DDGS and WDGS.”

6.        Construction Lending Protocol for Iowa Project. The Construction Lending Protocol for Iowa Project attached as Exhibit 1C to the Loan Agreement is hereby amended by replacing the definition of “Completion Date for the Iowa Project” to read as follows:

   ‘“Completion Date for the Iowa Project’: April 30, 2006.”

7.        Account Debtors Not Subject to Limitations. The list of Account Debtors not subject to Limitations on Exhibit 3A to the Loan Agreement is amended to read as follows:

“Account Debtors Not Subject to Limitations

Commodity Specialists Company

Murex, NA

Archer Daniels Midland Company

Cargill, Inc.

ConAgra Foods, Inc.”

8.        No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement and Financing Agreements shall remain in full force and effect.

9.        Conditions Precedent. This Amendment shall be effective when the Agent shall have received an executed original hereof, duly executed by all of the parties hereto.

10.      Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)       Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms.

(b)       The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the organizational documents of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

(c)       All of the representations and warranties contained in Article 6 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

11.      References.  All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in any other Financing Agreement to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

12.      No Other Waiver.  The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or any Matured Default under the Loan Agreement or breach, default or event of default under any other Financing Agreement or other document held by the Agent or any Lender, whether or not known to the Agent or any Lender and whether or not existing on the date of this Amendment.

13.      Release.  Each Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

14.      Costs and Expenses.  The Borrower hereby reaffirms its agreement under Section 10.4 of the Loan Agreement. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

15.      Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MIDWEST GRAIN PROCESSORS, LLC

By	/s/ Patrick W. Samuelson
Its	Chief Financial Officer

MIDWEST GRAIN PROCESSORS COOPERATIVE

By	/s/ Patrick W. Samuelson
Its	Chief Financial Officer

COBANK, ACB , as Agent and as a Lender

By	/s/ Teresa L. Fountain
Its	Assistant Corporate Secretary

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Lender

By	/s/ Shane Frahm
Its	Vice President

METROPOLITAN LIFE INSURANCE COMPANY, as a Lender

By	/s/ Steven D. Craig
Its	Director

(Signature Page to First Amendment to Amended and Restated Loan Agreement)